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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement or Form S-1 of our reports dated January 20, 2000, except as to Note 14 which is as of February 14, 2000, relating to the consolidated financial statements and financial statement schedule of Tut Systems, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

San Jose, California
February 24, 2000